Exhibit 99.2

PXRE	Consolidated Balance Sheets
Group Ltd.	(Dollars in thousands, except par value per share)

		December 31,
		2005	2004

		(Unaudited)

Assets	Investments:
	Fixed maturities, at fair value:
	Available-for-sale (amortized cost $1,212,299 and $705,204, respectively)	$1,208,248	$701,798
	Trading (cost $28,225 and $13,725, respectively)	25,796	15,483
	Short-term investments, at fair value	261,076	296,318
	Hedge funds, at fair value (cost $132,690 and $86,549, respectively)	148,230	129,118
	Other invested assets, at fair value (cost $2,806 and $5,663, respectively)	3,142	6,823

	Total investments	1,646,492	1,149,540
	Cash	14,504	15,668
	Accrued investment income	10,809	8,054
	Premiums receivable, net	217,446	93,116
	Other receivables	17,000	35,315
	Reinsurance recoverable on paid losses	4,223	8,003
	Reinsurance recoverable on unpaid losses	107,655	61,215
	Ceded unearned premiums	1,379	3,500
	Deferred acquisition costs	5,487	1,745
	Income tax recoverable	6,295	31,594
	Other assets	84,757	46,666

	Total assets	$2,116,047	$1,454,416

Liabilities	Losses and loss expenses	$1,320,126	$460,084
	Unearned premiums	32,512	15,952
	Subordinated debt	167,081	167,075
	Reinsurance balances payable	30,244	10,937
	Deposit liabilities	68,270	72,143
	Other liabilities	32,496	31,670

	Total liabilities	1,650,729	757,861

Shareholders’ Equity	Serial convertible preferred shares, $1.00 par value, $10,000 stated value – 30 million shares authorized, 0.01 million and 0.02 million shares issued and outstanding, respectively	58,132	163,871
	Common shares, $1.00 par value – 350 million shares authorized, 72.3 million and 20.5 million shares issued and outstanding, respectively	72,281	20,469
	Additional paid-in capital	875,224	329,730
	Accumulated other comprehensive loss net of deferred income tax benefit of $0 and $1,616, respectively	(5,468)	(4,855)
	(Accumulated deficit)/retained earnings	(527,349)	194,081
	Restricted shares at cost (0.5 million and 0.4 million shares, respectively)	(7,502)	(6,741)

	Total shareholders' equity	465,318	696,555

	Total liabilities and shareholders' equity	$2,116,047	$1,454,416

PXRE	Consolidated Statements of Operations and Comprehensive Operations
Group Ltd.	(Dollars in thousands, except per share amounts)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2005	2004	2005	2004

		(Unaudited)	(Unaudited)	(Unaudited)

Revenues	Net premiums earned	$156,653	$79,756	$388,324	$308,072
	Net investment income	14,643	9,237	45,292	26,178
	Net realized investment losses	(14,370)	(161)	(14,736)	(150)
	Fee income	171	229	941	1,785

		157,097	89,061	419,821	335,885

Losses and	Losses and loss expenses incurred	533,002	33,796	1,011,523	226,347
Expenses	Commission and brokerage	17,888	7,825	49,900	36,111
	Other reinsurance related expense	936	—	936	—
	Operating expenses	9,105	10,533	36,208	41,293
	Foreign exchange (gains) losses	(494)	102	(1,547)	80
	Interest expense	3,615	3,442	14,452	14,389

		564,052	55,698	1,111,472	318,220

	(Loss) income before income taxes, cumulative effect of accounting change and convertible preferred share dividends	(406,955)	33,363	(691,651)	17,665
	Income tax provision (benefit)	39,510	610	5,907	(6,234)

	(Loss) income before cumulative effect of accounting change and convertible preferred share dividends	(446,465)	32,753	(697,558)	23,899
	Cumulative effect of accounting change, net of $0.2 million tax benefit	—	—	—	(1,053)

	Net (loss) income before convertible preferred share dividends	$(446,465)	$32,753	$(697,558)	$22,846

	Convertible preferred share dividends	1,162	3,478	7,040	14,018

	Net (loss) income to common shareholders	$(447,627)	$29,275	$(704,598)	$8,828

Comprehensive Operations, Net of Tax	Net (loss) income before convertible preferred share dividends	$(446,465)	$32,753	$(697,558)	$22,846
	Net change in unrealized depreciation on investments	7,481	(2,513)	(145)	(5,465)
	Reclassification adjustments for losses included in net (loss) gain	36	104	248	247
	Minimum additional pension liability	(716)	(1,329)	(716)	(1,329)

	Comprehensive (loss) income	$(439,664)	$29,015	$(698,171)	$16,299

Per Share	Basic:
	(Loss) income before cumulative effect of accounting change and convertible preferred share dividends	$(8.43)	$1.99	$(21.43)	$1.65
	Cumulative effect of accounting change	—	—	—	(0.07)
	Convertible preferred share dividends	(0.02)	(0.21)	(0.22)	(0.97)

	Net (loss) income to common shareholders	$(8.45)	$1.78	$(21.65)	$0.61

	Average shares outstanding (000's)	52,987	16,444	32,541	14,433

	Diluted:
	Net (loss) income before cumulative effect of accounting change	$(8.45)	$1.09	$(21.65)	$0.86
	Cumulative effect of accounting change	—	—	—	(0.04)

	Net (loss) income	$(8.45)	$1.09	$(21.65)	$0.82

	Average shares outstanding (000's)	52,987	29,938	32,541	27,745